Exhibit 99.1

FORWARD AIR CORPORATION REPORTS
FOURTH QUARTER AND FISCAL 2008 RESULTS

GREENEVILLE, Tenn.—(BUSINESS WIRE) – February 9, 2009—Forward Air Corporation (NASDAQ:FWRD) today reported results for the fourth quarter and year ended December 31, 2008.

Operating revenue for the quarter ended December 31, 2008 increased 7.8% to $123.4 million from $114.5 million for the same quarter in 2007.  Income from operations was $14.0 million, compared with $20.0 million for the fourth quarter of 2007, a decrease of 30.0%.  As a percent of operating revenue, income from operations decreased to 11.3% from 17.5% for the same quarter last year.  Net income during the period decreased by $4.1 million, or 32.8%, to $8.3 million from $12.4 million in the fourth quarter of 2007.  Net income per diluted share for the fourth quarter of 2008 was $0.29 compared with $0.43 in the same quarter in 2007, a decrease of 32.6%.

Operating revenue for the year ended December 31, 2008 increased 20.8% to $474.4 million from $392.7 million for the same period in 2007.  Income from operations was $70.3 million, compared with $71.0 million in the prior-year period, a decrease of 1.0%.  As a percent of operating revenue, income from operations decreased to 14.8% for the year ended 2008 from 18.1% in 2007.  Net income during the period decreased 5.3% to $42.5 million from $44.9 million in the prior-year period.  Net income per diluted share from operations for the year ended 2008 was $1.47 compared with $1.50 for the year ended December 31, 2007, a decrease of 2.0%.

Bruce A. Campbell, Chairman, President, and CEO, said, "As noted in last months update we experienced an unprecedented decline in demand for our core airport-to-airport freight services during the fourth quarter 2008. This negative trend accelerated throughout the quarter with December volumes declining in excess of 20% from December of 2007. Thus far this year, volumes appear to have stabilized around negative 20% in our core business."

Commenting further, Mr. Campbell said, "In response to this dramatic decline in volume we have made further reductions in our work force, initiated an across the board salary and wage freeze, curtailed 2009 planned capital spending and continued to attack every expense line item in order to drive meaningful cost reductions. It is important to note that we have taken all of these measures without sacrificing the superior level of service that has differentiated Forward Air from our competitors. This is truly a testament to the dedication of our employees and independent owner operators and they have our sincerest appreciation."

In commenting on the fourth quarter, Rodney L. Bell, Senior Vice President and CFO, said “In the fourth quarter cash flow from operations was $21.1 million as compared to $18.6 million in the same quarter of 2007 further illustrating the strength of our non-asset model even in the most challenging of economic environments. As mentioned in our update, we ended the year with just over $22 million in cash and $42.2 million available on our $100 million line of credit.”

Commenting further, Mr. Bell said, “We anticipate first quarter year-over-year revenue in our Forward Air, Inc segment to decline between 10 and 15% while we expect revenue in our Forward Air Solutions segment to approximately double primarily on the strength of our two 2008 acquisitions. We anticipate income per diluted share to be between $0.10 and $0.15 per share.”

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2008 results on Tuesday, February 10, 2009 at 9:00 a.m. EDT.  The Company’s conference call will be available online at www.forwardair.com or by dialing 800-841-9385.  A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 82 terminals located on or near major airports in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 20 terminals within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Consolidated Condensed Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Operating revenue:
Forward Air
Airport-to-airport	$77,713	$86,034	$334,860	$313,162
Logistics	16,602	11,976	59,290	42,626
Other	6,669	5,524	25,133	20,923
Forward Air Solutions
Pool distribution	22,468	10,956	55,153	16,026
Total operating revenue	123,452	114,490	474,436	392,737

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	30,358	33,608	128,785	123,658
Logistics	13,336	9,176	44,560	32,727
Other	1,500	1,737	6,425	6,049
Forward Air Solutions
Pool distribution	3,551	1,292	9,315	2,003
Total purchased transportation	48,745	45,813	189,085	164,437
Salaries, wages and employee benefits	32,149	27,800	116,504	88,803
Operating leases	7,485	4,670	24,403	16,761
Depreciation and amortization	4,785	3,095	16,615	10,824
Insurance and claims	2,409	2,434	8,099	7,685
Fuel expense	2,999	1,334	11,465	2,421
Other operating expenses	10,834	9,353	37,980	30,758
Total operating expenses	109,406	94,499	404,151	321,689
Income from operations	14,046	19,991	70,285	71,048

Other income (expense):
Interest expense	(396)	(355)	(1,236)	(491)
Other, net	37	231	362	1,756
Total other income (expense)	(359)	(124)	(874)	1,265
Income before income taxes	13,687	19,867	69,411	72,313
Income taxes	5,350	7,463	26,869	27,388
Net income	$8,337	$12,404	$42,542	$44,925

Net income per share:
Basic	$0.29	$0.43	$1.48	$1.52
Diluted	$0.29	$0.43	$1.47	$1.50
Weighted average shares outstanding:
Basic	28,889	28,832	28,808	29,609
Diluted	28,987	29,154	29,025	29,962

Dividends per share:	$0.07	$0.07	$0.28	$0.28

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007 (a)
Assets
Current assets:
Cash	$22,093	$4,909
Accounts receivable, net	57,206	59,734
Other current assets	12,290	6,807
Total current assets	91,589	71,450

Property and equipment	186,377	158,354
Less accumulated depreciation and amortization	63,401	55,322
Total property and equipment, net	122,976	103,032
Goodwill and other acquired intangibles:
Goodwill	50,230	36,053
Other acquired intangibles, net	40,708	29,991
Total goodwill and other acquired intangibles	90,938	66,044
Other assets	2,024	1,358
Total assets	$307,527	$241,884

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$11,633	$11,714
Accrued expenses	12,927	14,274
Current portion of debt and capital lease obligations	1,602	830
Total current liabilities	26,162	26,818

Debt and capital lease obligations, less current portion	53,035	31,486
Other long-term liabilities	3,055	4,476
Deferred income taxes	8,841	7,371

Shareholders’ equity:
Common stock	289	286
Additional paid-in capital	10,249	--
Retained earnings	205,896	171,447
Total shareholders’ equity	216,434	171,733
Total liabilities and shareholders’ equity	$307,527	$241,884

(a) Taken from audited financial statements, which are not presented in their entirety

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended
	December 31,	December 31,
	2008	2007
Operating activities:
Net income	$42,542	$44,925
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	16,615	10,824
Share-based compensation	6,267	3,710
Loss (gain) on disposal of property and equipment	171	(172)
Provision for loss (recovery) on receivables	903	(33)
Provision for revenue adjustments	4,259	2,312
Deferred income taxes	1,151	596
Tax benefit for stock options exercised	(1,030)	(1,261)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(2,376)	(11,474)
Prepaid expenses and other current assets	(2,102)	291
Accounts payable and accrued expenses	(2,665)	6,606
Income taxes	(4,652)	6,069
Net cash provided by operating activities	59,083	62,393

Investing activities:
Proceeds from disposal of property and equipment	87	574
Purchases of property and equipment	(26,699)	(47,026)
Proceeds from sales or maturities of available-for-sale securities	--	143,410
Purchases of available-for-sale securities	--	(82,282)
Acquisition of businesses	(29,329)	(48,627)
Other	(247)	(119)
Net cash used in investing activities	(56,188)	(34,070)

Financing activities:
Payments of debt and capital lease obligations	(1,603)	(493)
Borrowings on line of credit	45,000	40,000
Payments on line of credit	(25,000)	(10,000)
Proceeds from exercise of stock options	3,085	1,017
Payments of cash dividends	(8,089)	(8,305)
Proceeds from common stock issued under employee stock purchase plan	255	259
Cash settlement of share-based awards for minimum tax withholdings	(389)	(250)
Repurchase of common stock	--	(55,134)
Tax benefit for stock options exercised	1,030	1,261
Net cash provided by (used in) financing activities	14,289	(31,645)
Net increase (decrease) in cash	17,184	(3,322)
Cash at beginning of period	4,909	8,231
Cash at end of period	$22,093	$4,909

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		%
	2008	Revenue	2007	Revenue	Change	Change
Operating revenue
Forward Air	$101.4	82.2%	$103.6	90.5%	$(2.2)	(2.1)%
FASI	22.5	18.2	11.0	9.6	11.5	104.5
Intercompany Eliminations	(0.5)	(0.4)	(0.1)	(0.1)	(0.4)	400.0
Total	123.4	100.0	114.5	100.0	8.9	7.8

Purchased transportation
Forward Air	45.3	44.7	44.5	43.0	0.8	1.8
FASI	3.9	17.3	1.4	12.7	2.5	178.6
Intercompany Eliminations	(0.5)	100.0	(0.1)	100.0	(0.4)	400.0
Total	48.7	39.5	45.8	40.0	2.9	6.3

Salaries, wages and employee benefits
Forward Air	22.2	21.9	23.2	22.4	(1.0)	(4.3)
FASI	9.9	44.0	4.6	41.8	5.3	115.2
Total	32.1	26.0	27.8	24.3	4.3	15.5

Operating leases
Forward Air	4.9	4.8	4.1	3.9	0.8	19.5
FASI	2.6	11.6	0.6	5.5	2.0	333.3
Total	7.5	6.1	4.7	4.1	2.8	59.6

Depreciation and amortization
Forward Air	3.8	3.7	2.9	2.8	0.9	31.0
FASI	1.0	4.4	0.2	1.8	0.8	400.0
Total	4.8	3.9	3.1	2.7	1.7	54.8

Insurance and claims
Forward Air	2.2	2.2	2.0	1.9	0.2	10.0
FASI	0.2	0.9	0.4	3.6	(0.2)	(50.0)
Total	2.4	2.0	2.4	2.1	--	--

Fuel expense
Forward Air	1.0	1.0	0.5	0.5	0.5	100.0
FASI	2.0	8.9	0.8	7.3	1.2	150.0
Total	3.0	2.4	1.3	1.1	1.7	130.8

Other operating expenses
Forward Air	8.5	8.4	8.2	7.9	0.3	3.7
FASI	2.4	10.7	1.2	10.9	1.2	100.0
Total	10.9	8.8	9.4	8.2	1.5	16.0

Income from operations
Forward Air	13.5	13.3	18.2	17.6	(4.7)	(25.8)
FASI	0.5	2.2	1.8	16.4	(1.3)	(72.2)
Total	$14.0	11.3%	$20.0	17.5%	$(6.0)	(30.0)%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Year ended
	December 31,	Percent of	December 31,	Percent of		%
	2008	Revenue	2007	Revenue	Change	Change
Operating revenue
Forward Air	$421.2	88.8%	$376.8	95.9%	$44.4	11.8%
FASI	55.3	11.6	16.0	4.1	39.3	245.6
Intercompany Eliminations	(2.1)	(0.4)	(0.1)	--	(2.0)	(2,000.0)
Total	474.4	100.0	392.7	100.0	81.7	20.8

Purchased transportation
Forward Air	179.9	42.7	162.4	43.1	17.5	10.8
FASI	11.2	20.2	2.1	13.1	9.1	433.3
Intercompany Eliminations	(2.1)	100.0	(0.1)	100.0	(2.0)	(2,000.0)
Total	189.0	39.9	164.4	41.9	24.6	15.0

Salaries, wages and employee benefits
Forward Air	92.5	22.0	82.0	21.8	10.5	12.8
FASI	24.0	43.4	6.8	42.5	17.2	252.9
Total	116.5	24.6	88.8	22.6	27.7	31.2

Operating leases
Forward Air	18.5	4.4	15.8	4.2	2.7	17.1
FASI	5.9	10.7	1.0	6.3	4.9	490.0
Total	24.4	5.1	16.8	4.3	7.6	45.2

Depreciation and amortization
Forward Air	14.4	3.4	10.4	2.8	4.0	38.5
FASI	2.2	4.0	0.5	3.1	1.7	340.0
Total	16.6	3.5	10.9	2.8	5.7	52.3

Insurance and claims
Forward Air	7.3	1.7	7.2	1.9	0.1	1.4
FASI	0.8	1.4	0.5	3.1	0.3	60.0
Total	8.1	1.7	7.7	1.9	0.4	5.2

Fuel expense
Forward Air	5.8	1.4	1.3	0.3	4.5	346.2
FASI	5.7	10.3	1.1	6.9	4.6	418.2
Total	11.5	2.4	2.4	0.6	9.1	379.2

Other operating expenses
Forward Air	32.1	7.6	29.0	7.7	3.1	10.7
FASI	5.9	10.7	1.7	10.6	4.2	247.1
Total	38.0	8.0	30.7	7.8	7.3	23.8

Income (loss) from operations
Forward Air	70.7	16.8	68.7	18.2	2.0	2.9
FASI	(0.4)	(0.7)	2.3	14.4	(2.7)	(117.4)
Total	$70.3	14.8%	$71.0	18.1%	$(0.7)	(1.0)%

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com